EXHIBIT 5.1

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Home Inns & Hotels Management Inc.

No. 124 Caobao Road

Xuhui District

Shanghai 200235

People’s Republic of China

3 May 2012

Dear Sirs

Home Inns & Hotels Management Inc.

We have acted as counsel as to Cayman Islands law to Home Inns & Hotel Management Inc. (the “Company”) in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) in relation to offering by the Company of American Depositary Shares (the “ADSs”) each representing two ordinary shares of par value US$0.005 each in the Company (the “New Shares”), and the sale by certain shareholders of the Company of ADSs, each representing two ordinary shares of par value US$0.005 each in the Company (the “Sale Shares”).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

1	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	The certificate of incorporation of the Company dated 30 May 2006.

1.2	The amended and restated memorandum and articles of association of the Company as adopted on 3 November 2009 (the “Memorandum and Articles”).

1.3	The written resolutions of the board of directors of the Company dated 20 April 2012 (the “Resolutions”) and the corporate records of the Company maintained at its registered office in the Cayman Islands.

1.4	A certificate of good standing with respect to the Company issued by the Registrar of Companies dated 5 April 2012 (the “Certificate of Good Standing”).

1.5	A certificate from a director of the Company a copy of which is attached to this opinion letter (the “Director’s Certificate”).

1.6	The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving the following opinions, we have relied (without further verification) upon the completeness and accuracy of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1	Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2	All signatures, initials and seals are genuine.

2.3	There is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below.

3	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated as an exempted company with limited liability for an unlimited duration and is validly existing and in good standing under the laws of the Cayman Islands.

3.2	The authorised share capital of the Company is US$1,000,000 divided into 200,000,000 shares of a nominal or par value of US$0.005 each.

3.3	The New Shares have been duly authorised. When the New Shares have been issued, allotted and paid for as contemplated in the Registration Statement, the New Shares will be validly issued, fully paid and non-assessable.

3.4	The Sale Shares have been duly authorised, are validly issued, fully paid and non-assessable.

3.5	The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

4	Qualifications

Except as specifically stated herein, we make no comment with respect to any representation or warranty which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion letter or otherwise with respect to the commercial terms of the transactions the subject of this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our name under the headings “Enforcement of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder